Exhibit 99.2

EXECUTION COPY

FORBEARANCE AND WAIVER AGREEMENT

This Forbearance and Waiver Agreement, dated as of July 30, 2020 (this “Agreement”), with respect to that certain Indenture, dated as of June 29, 2018 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among Chaparral Energy, Inc., a Delaware corporation (the “Company”), the guarantors from time to time party thereto (the “Guarantors”), and UMB Bank, N.A., a national banking association, in its capacity as trustee (in such capacity, the “Trustee”), pursuant to which the Company issued $300 million in 8.75% senior notes due 2023 (the “Notes”, and the holders thereof, the “Holders”), is entered into by and among (i) the Company, (ii) each of the Guarantors, and (iii) each of the undersigned Holders (the “Initial Consenting Holders” and, together with any subsequent Holder that becomes a party hereto in accordance with the terms hereof by executing a Joinder Agreement in the form of Exhibit A attached hereto, each, a “Consenting Holder” and, collectively, the “Consenting Holders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Company is a party to that certain Tenth Restated Credit Agreement dated as of December 21, 2017, by and among the Company, as borrower, the financial institutions party thereto from time to time, as lenders and Royal Bank of Canada, as administrative agent for the lenders (as amended, supplemented or otherwise modified from time to time, the “RBL Credit Agreement”).

WHEREAS, at such time the Company fails to pay the amount due and payable on August 2, 2020 (or if such day is not a Business Day, on the next succeeding Business Day) pursuant to Section 3.04(c) of the RBL Credit Agreement, the same will become an Event of Default pursuant to Section 6.1(6) of the Indenture (such Event of Default, the “Specified Event of Default”);

WHEREAS, in connection with certain defaults and events of defaults under the RBL Credit Agreement, the Company entered into that certain Limited Forbearance Agreement dated as of July 15, 2020, by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto (the “RBL Forbearance Lenders”) and Royal Bank of Canada, as administrative agent for the lenders (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “RBL Forbearance Agreement”) pursuant to which the RBL Forbearance Lenders agreed to forbear from certain enforcement rights and remedies in connection with certain events of default under the RBL Credit Agreement, subject to the terms and conditions contained in the RBL Forbearance Agreement.

WHEREAS, the Company and each of the Guarantors desire that (i) during the Forbearance Period (as defined below), the Consenting Holders forbear from exercising certain rights and remedies under the Indenture and any other document ancillary to the Indenture arising from the Specified Event of Default and (ii) at 12:01 a.m. on August 4, 2020, subject to and immediately following the occurrence of the Specified Event of Default, the Consenting Holders waive the Specified Event of Default and its consequences under the Indenture on the terms and conditions set forth herein; and

WHEREAS, the Consenting Holders have agreed (i) during the Forbearance Period, to forbear from exercising certain enforcement rights and remedies under the Indenture arising from the Specified Event of Default, solely to the extent and on the terms, and subject to the conditions, and in reliance on the representations and warranties set forth, in this Agreement and (ii) at 12:01 a.m. on August 4, 2020, subject to and immediately following the occurrence of the Specified Event of Default, to waive the Specified Event of Default and its consequences under the Indenture on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Forbearance

(a) Forbearance Agreement. Subject to Section 2 hereof, the Consenting Holders hereby agree to forbear, during the Forbearance Period, from exercising their rights to accelerate the maturity of the Notes, declare all amounts under the Notes and Indenture immediately due and payable and exercise any other rights and remedies available under the Indenture (and from directing the Trustee to exercise such rights and remedies) arising from the Specified Event of Default, subject to the terms, limitations, conditions, representations, warranties, amendments and modifications set forth in this Agreement; provided, that, notwithstanding anything contained herein to the contrary, nothing herein shall limit, restrict, impair or otherwise modify the Consenting Holders’ or the Trustee’s right or ability to take any of the following actions at any time (including during the Forbearance Period):

(i) declare and/or send (or instruct the Trustee to do so) any notices and communications with respect to this Agreement (including with respect to a Default or Event of Default or any other breach of the Indenture or this Agreement, and any reservation of rights or similar matters) that do not accelerate the maturity of the Notes, declare amounts under the Notes and Indenture immediately due and payable or exercise any other rights and remedies available under the Indenture arising from the Specified Event of Default;

(ii) structure, negotiate, document and/or enter into any arrangements with respect to the Notes in connection with the restructuring thereof;

(iii) enforce the terms of the Indenture or this Agreement other than with respect to the Specified Event of Default, including exercising any rights and remedies for specific performance or equitable relief to compel the Company and each of the Guarantors to comply with any obligations under the Indenture or this Agreement (including any action to enjoin or otherwise restrain any sale or other disposition of its property and assets not permitted by the Indenture or hereunder), or take any other action that does not constitute an exercise of creditor rights and remedies;

(iv) accelerate the maturity of the Notes, declare amounts under the Notes and Indenture immediately due and payable or exercise any other rights and remedies available under the Indenture arising from any Event of Default other than the Specified Event of Default; and

(v) take any action to the extent necessary to preserve rights, prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim.

(b) Forbearance Period. As used in this Agreement, the term “Forbearance Period” means the period beginning on the Effective Date (as defined below) and ending upon the occurrence of the earliest to occur of (such earliest event, the “Forbearance Termination Event”):

(i) 11:59 p.m. (New York City time) on August 14, 2020 (or such later date as may be consented to in writing (including via e-mail) by the Requisite Consenting Holders in their sole discretion (or by the legal counsel on their behalf));

(ii) any failure by the Company and each of the Guarantors to perform or comply with any of its covenants or obligations contained in this Agreement;

(iii) any representation or warranty made by the Company and each of the Guarantors in this Agreement shall prove to have been untrue or incorrect in any material respect as of the Effective Date;

(iv) any Default (other than any Default arising as a result of the failure to pay interest when due on July 15, 2020) or Event of Default (other than the Specified Event of Default) shall occur;

(v) the Company or any of the Guarantors agrees to enter into a plan of reorganization or liquidation, disposition, acquisition, dissolution, wind-up, liquidation, reorganization, merger, consolidation, business combination, joint venture, sale of substantially all assets or equity interests, financing transaction (debt or equity) or restructuring, in each case, relating to all or a material portion of the Company’s or such individual Guarantor’s assets or businesses that is not acceptable to the Requisite Consenting Holders;

(vi) the Company or any of the Guarantors becomes the subject of a voluntary or involuntary case or proceeding under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors;

(vii) the Company or any of the Guarantors takes an action in any manner to repudiate or assert a defense to this Agreement, the Indenture or any liabilities or obligations hereunder or thereunder, or asserts any claim or cause of action or initiates any judicial, administrative or arbitration proceeding against the Trustee or any of the Holders related to the foregoing; and

(viii) the termination or cessation of the Forbearance Period (under and as defined in the RBL Forbearance Agreement).

(c) From and after the occurrence of the Forbearance Termination Event, the Forbearance Period, and all forbearance obligations of the Consenting Holders hereunder, shall automatically terminate, without any requirement of notice or declaration of any kind. From and after the occurrence of the Forbearance Termination Event, the Trustee and the Holders shall be entitled to exercise and to enforce any and all rights and remedies available to the Trustee and/or any of the Holders under the Indenture, at law or otherwise against the Company, including, without limitation, any and all rights and remedies to which the Trustee and/or any of the Holders is or may become entitled as a consequence of any Defaults or Events of Default that have occurred prior to, during or after the Forbearance Period (including the Specified Event of Default).

(d) No Other Waivers; Reservation of Rights. Neither the Trustee nor any of the Holders has waived, is not by this Agreement waiving, and has no current intention of waiving any Defaults or Events of Default (other than, during the Forbearance Period, the Specified Event of Default solely to the extent expressly set forth herein) or any of the liabilities or obligations under the Indenture, and neither the Trustee nor any of the Holders has agreed to forbear with respect to any of their respective rights or remedies concerning any Defaults or Events of Default (other than, during the Forbearance Period, the Specified Event of Default solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Subject to Section 1(a) (solely with respect to the Specified Event of Default and only during the Forbearance Period) and Section 3 below, the Trustee and the Holders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Indenture, at law or otherwise as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof, and the Trustee and the Holders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on any of their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies. The Company and each of the Guarantors hereby acknowledge and agree that to the extent that the Indenture prohibits, restricts or limits any action or omission by the Company or any of the Guarantors, or imposes any condition, certification or notification requirement on the Company and each of the Guarantors upon the occurrence and continuance of a Default or Event of Default, then, notwithstanding the forbearance obligations provided herein, such prohibition, restriction, limitation, condition, certification or notification requirement shall continue to apply during the Forbearance Period and thereafter so long as such Default or Event of Default exists. The Company and each of the Guarantors hereby acknowledges and agrees that the running of any statutes of limitation or doctrine of laches applicable to any claims or causes of action (or any legal presumptions related thereto) that the Trustee or any Holders may be entitled to take or bring against the Company or any of the Guarantors (or any of their respective assets) is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

Section 2. Covenants

Anything in the Indenture to the contrary notwithstanding, the Company and each of the Guarantors absolutely and unconditionally agrees, for the benefit of the Consenting Holders, to comply with the following covenants, agreements and obligations at all times during the Forbearance Period:

(a) The Company and each of the Guarantors (and each of their respective officers, directors, employees and advisors shall (i) cooperate fully with the financial advisors to the Consenting Holders in such financial advisors’ reasonable review, analysis and evaluation of the Company’s and the Guarantors’ (and their Subsidiaries’) financial affairs, finances, financial conditions, business and operations (including historical financial information and projections) and (ii) cooperate fully with the Trustee, the Holders and their respective designees and advisors in furnishing information reasonably available to the Issuer and the Guarantors as and when requested by the Trustee, the Holders, and their respective designees and advisors, including, without limitation, the Company’s and the Guarantors’ (and their Subsidiaries’) financial affairs, finances, financial condition, business, and operations;

(b) The Company and each of the Guarantors shall deliver to the Consenting Holders (through its legal counsel and financial advisors), simultaneous with any such delivery to the RBL Forbearance Lenders or the agent under the RBL Credit Agreement, any information that the Company and each of the Guarantors are obligated to provide to the RBL Forbearance Lenders pursuant to the RBL Credit Agreement or pursuant to the RBL Forbearance Agreement (including budgets, 13-week forecasts and variance reports, other projections and forecasts, and any other financial or other information).

All of the covenants and obligations contained in this Section 2 and all of the other covenants and obligations of the Company and the Guarantors in this Agreement, are independent of and in addition to the covenants of the Company and each of the Guarantors in the Indenture.

Section 3. Waiver.

Subject to and immediately following the occurrence of the Specified Event of Default, the Consenting Holders hereby waive the Specified Event of Default and its consequences under the Indenture, which waiver shall be effective solely during the period commencing at 12:01 a.m. on August 4, 2020 through the end of the Forbearance Period.

Section 4. Conditions Precedent to the Effectiveness of this Agreement

This Agreement shall become effective upon the satisfaction (or waiver in writing (which may be by e-mail by the legal counsel on their behalf) by the Requisite Consenting Holders) of the following conditions precedent (the “Effective Date”):

(a) the Trustee shall have received counterparts of this Agreement, duly executed and delivered by the Company and each of the Guarantors and the Initial Consenting Holders (which shall constitute at least a majority of the aggregate principal amount of the Notes held by all Holders on such date); and

(b) the RBL Forbearance Agreement is in full force and effect and provides forbearance to the Company and each of the Guarantors at least through 6:00 p.m. (New York City time) on August 9, 2020 (and is otherwise in form and substance reasonably satisfactory to the Requisite Consenting Holders).

For purposes of this Agreement, the term “Requisite Consenting Holders” means, as of any date of determination, the Consenting Holders who collectively constitute the Consenting Holders of at least a majority of the aggregate principal amount of the Notes held by all Consenting Holders on such date.

Section 5. Representations and Warranties of the Company and Guarantors

On and as of the Effective Date, the Company and each of the Guarantors hereby represents and warrants to each Consenting Holder as follows:

(a) this Agreement has been duly authorized, executed and delivered by each of the Company and each of the Guarantors and constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing;

(b) no approval, consent, exemption, authorization or other action by, or material notice to, or material filing with, any governmental authority or any other Person is necessary or required in connection with the execution, delivery or performance by the Company or any of the Guarantors of this Agreement;

(c) the execution, delivery and performance by the Company and each of the Guarantors of this Agreement do not (i) contravene the terms of such Company’s or Guarantor’s certificate of formation or limited liability company agreement (or equivalent constitutional, organizational and/or formation documents), as applicable; (ii) violate or result in any breach or contravention of, or the creation of any Lien under, (A) any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which such entity is a party or by which it or any of its properties or assets is bound or to which it may be subject or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such entity or any of its properties or assets is subject; or (iii) violate any applicable law in any material respect;

(d) as of the date hereof, the aggregate principal balance of all of the outstanding Notes is $300,000,000 (which amount does not include interest, fees, expenses or other amounts which are chargeable or otherwise reimbursable under the Indenture);

(e) there are no offsets, counterclaims or defenses to the liabilities or obligations under the Indenture, or to the rights, remedies or powers of the Trustee or any of the Holders in respect of the Indenture or any of the obligations thereunder;

(f) the execution and delivery of this Agreement have not established any course of dealing between the parties hereto or created any obligation, commitment or agreement of any of the Consenting Holders with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the obligations under the Indenture; and

(g) no Defaults (other than any Default arising as a result of the failure to pay interest when due on July 15, 2020) or Events of Default (other than the Specified Event of Default) exist on the Effective Date.

Section 6. Reference to and Effect on the Indenture

(a) From and after the Effective Date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Indenture as modified hereby and this Agreement and the Indenture shall be read together and construed as a single instrument.

(b) Except as expressly modified hereby, all of the terms and provisions of the Indenture are and shall remain in full force and effect and are hereby ratified and confirmed. Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Indenture are intended or implied, and in all other respects the Indenture and the obligations thereunder are hereby specifically ratified, restated and confirmed by the Company and each of the Guarantors as of the Effective Date. The Company and each of the Guarantors hereby agrees that this Agreement shall in no manner affect or impair the obligations securing the payment and performance thereof. Company and each of the Guarantors hereby ratifies and confirms all of its respective obligations and liabilities under the Indenture to which it is party, as expressly modified herein.

(c) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Holders or the Trustee under the Indenture, nor constitute a waiver or amendment of any other provision of the Indenture or for any purpose.

(d) The Company and each of the Guarantors and the Consenting Holders hereby acknowledge and agree that nothing contained in this Agreement or any other documents amended and/or executed and delivered in connection herewith shall constitute a novation of the Indenture as in effect prior to the Effective Date.

(e) To the extent of conflict between the terms of this Agreement and the Indenture, the terms of this Agreement shall control.

Section 7. Release and Covenant Not to Sue

In consideration of the benefits received by the Company and each of the Guarantors under this Agreement, and for other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), effective on the date of this Agreement, the Company and each of the Guarantors, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, Subsidiaries, Affiliates, successors and assigns (collectively, “Releasors”), hereby forever waives, releases and discharges each Holder, the Trustee, the legal counsel and the financial advisor, and each of their respective officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, shareholders, representatives, employees, principals, agents, parents, subsidiaries, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives and attorneys of any of them, each in their capacities as such, (collectively, the “Releasees”), of and from any and all claims, causes of action, suits, obligations, demands, debts, agreements, promises, liabilities, controversies, costs, damages, expenses and fees whatsoever, whether arising from any act, failure to act, omission, misrepresentation, fact, event, transaction or other cause, and whether based on any federal, state, local or foreign law or right of action, at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, which any Releasor now has, has ever had or may hereafter have against any Releasee arising contemporaneously with or prior to the date of this Agreement or on account of or arising out of any matter, cause, circumstance or event occurring contemporaneously with or prior to the date of this Agreement that relate to, arise out of, or otherwise are in connection with any or all of the Indenture or transactions contemplated thereby (collectively, the “Released Claims”). NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING HEREIN SHALL WAIVE, RELEASE OR DISCHARGE OR BE CONSTRUED OR OTHERWISE BE DEEMED TO WAIVE, RELEASE OR DISCHARGE IN ANY RESPECT ANY CLAIM AGAINST ANY RELEASEE ARISING OUT OF OR IN CONNECTION WITH THE ACTUAL FRAUD OF SUCH RELEASEE.

The Company and each of the Guarantors, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, Subsidiaries, Affiliates, successors and assigns, hereby unconditionally and irrevocably agrees that it will not sue any Releasee on the basis of any Released Claim.

Section 8. Execution in Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including without limitation Adobe pdf file) shall be effective as delivery of a manually executed counterpart hereof.

Section 9. Consenting Holder Authorization, Signatures

This Agreement has been duly authorized, executed and delivered by each of the Consenting Holder and constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

Each Consenting Holder agrees that such Consenting Holder shall not be entitled to receive a copy of any other Consenting Holder’s signature page to this Agreement, but agrees that a copy of such signature page may be delivered to the Company and the Trustee.

Each Consenting Holder represents and warrants that (i) such Consenting Holder is the beneficial owner of the aggregate principal amount of Notes set forth in its written or email communication on or about the date hereof to Stroock & Stroock & Lavan LLP, counsel for the Consenting Holders, and (ii) the Consenting Holders have been advised by such counsel that, based on such communications, the Initial Consenting Holders are, collectively, the beneficial owners of more than 75% of the aggregate principal amount of the outstanding Notes.

Section 10. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11. Section Titles

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

Section 12. Notices

All communications and notices hereunder shall be given as provided in the Indenture.

Section 13. Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14. Successors and Assigns

The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 15. Submission to Jurisdiction; Waiver

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, in each case, located in the Borough of Manhattan;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or the Trustee, as the case may be, at its address set forth in Section 11.2 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 16. Acknowledgements

The Company and each of the Guarantors hereby acknowledges that:

(a) such party has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) none of the Holders has any fiduciary relationship with or duty to such party arising out of or in connection with this Agreement or the Indenture, and the relationship between any of the Holders and such party in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the Indenture or otherwise exists by virtue of the transactions contemplated hereby among the Consenting Holders or among the Company and each of the Guarantors, on one hand, and the Consenting Holders, on the other hand.

Section 17. Amendments

No amendment, modification or waiver of the terms of this Agreement shall be effective except in a writing signed by the Company and the Requisite Consenting Holders; provided that the Consenting Holders may agree to (x) extend the Forbearance Period or (y) include any additional Default of Event of Default occurring after the date hereof as “Defaults” or “Specified Defaults” hereunder by providing email confirmation of such amendment sent from legal advisor to counsel to the Company and the Guarantors and any such email confirmation, to the extent explicitly acknowledged therein, shall be effective as an amendment and modification of the terms set forth herein.

Section 18. Confidentiality; Redaction of Holdings Information

Unless required by applicable law, the Company and each of the Guarantors agree to keep confidential the amount of all holdings of Notes held by each of the Consenting Holders, absent the prior written consent of such Consenting Holder; and if disclosure is so required by law, the Company shall provide each Consenting Holder with advance written notice of the intent to disclose and shall afford each of the Consenting Holders a reasonable opportunity to (a) seek a protective order or other appropriate remedy and (b) review and comment upon such disclosure prior to the Company or any Guarantor making such disclosure. Any disclosure of this Agreement by the Company or any Guarantor that includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the holdings of Notes by each Consenting Holder. The Company’s and each Guarantor’s obligations under this Section 18 shall survive termination of this Agreement.

Section 19. Assignments; Third Party Beneficiaries

No Person other than the parties hereto and their permitted successors and assigns shall have any rights hereunder or be entitled to rely on this Agreement and all other third-party beneficiary rights are hereby expressly disclaimed except that each of the Indemnified Parties (as defined below) that is not a party hereto shall be a third party beneficiary of this Section 19 and Section 20 hereof. Neither the Company nor any of the Guarantors shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Requisite Consenting Holders.

Section 20. Indemnification

The Company and each of the Guarantors, on a joint and several basis, shall indemnify and hold harmless each of the Consenting Holders and each of the officers, directors, partners, general partners, limited partners, managing directors, members, stockholders, trustees, shareholders, representatives, employees, principals, agents, parents, subsidiaries, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives and attorneys of the Consenting Holders and each Affiliate of any of the Consenting Holders (collectively, the “Indemnified Parties”) from and against any and all losses, damages, liabilities, claims, Taxes, costs and expenses (including reasonable attorneys’ fees), interest, penalties, judgments and settlements (collectively, the “Losses”), whether or not related to a third party claim, imposed on, sustained, incurred or suffered by, or asserted against, any of the Indemnified Parties, directly or indirectly, resulting from, arising out of or relating to the execution, delivery, enforcement, performance, compliance and/or administration of this Agreement, in each case, as and to the extent set forth (including with respect to any exceptions set forth therein) in Section 7.7 of the Indenture.

Section 21. Waiver of Jury Trial

THE COMPANY, THE GUARANTORS AND THE CONSENTING HOLDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COMPANY:	CHAPARRAL ENERGY, INC.,
a Delaware corporation

	By:	/s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

GUARANTORS:	CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company

	By:	/s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL RESOURCES, L.L.C., an Oklahoma limited liability company

	By:	/s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CHAPARRAL CO2, L.L.C., an Oklahoma limited liability company

	By:	/s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

CEI ACQUISITION, L.L.C., a Delaware limited liability company

	By:	/s/ Charles Duginski
Name: Charles Duginski
Title: Chief Executive Officer

[Chaparral Energy Indenture – Forbearance and Waiver Agreement]

CEI PIPELINE, L.L.C., a Texas limited liability company

By:	/s/ Charles Duginski
Name:	Charles Duginski
Title:	Chief Executive Officer

CHAPARRAL REAL ESTATE, L.L.C., an Oklahoma limited liability company

By:	/s/ Charles Duginski
Name:	Charles Duginski
Title:	Chief Executive Officer

GREEN COUNTRY SUPPLY, INC., an Oklahoma corporation

By:	/s/ Charles Duginski
Name:	Charles Duginski
Title:	Chief Executive Officer

CHAPARRAL EXPLORATION, L.L.C., a Delaware limited liability company

By:	/s/ Charles Duginski
Name:	Charles Duginski
Title:	Chief Executive Officer

ROADRUNNER DRILLING, L.L.C., an Oklahoma limited liability company

By:	/s/ Charles Duginski
Name:	Charles Duginski
Title:	Chief Executive Officer

CHAPARRAL BIOFUELS, L.L.C., an Oklahoma limited liability company

By:	/s/ Charles Duginski
Name:	Charles Duginski
Title:	Chief Executive Officer

[Chaparral Energy Indenture – Forbearance and Waiver Agreement]

[HOLDERS SIGNATURE PAGES]

[Chaparral Energy Indenture – Forbearance and Waiver Agreement]

EXHIBIT A

(Form of Joinder to Forbearance and Waiver Agreement)

JOINDER TO FORBEARANCE AND WAIVER AGREEMENT

THIS JOINDER to the Forbearance and Waiver Agreement (this “Joinder”) dated as of [______], 2020 by and among Chaparral Energy, Inc., the Guarantors from time to time party thereto, and the institutions from time to time party thereto as Holders (the “Agreement”), is made and entered into as of [______], 2020, by [__________________] (the “Transferee”).

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, on the date hereof, Transferee has acquired $[__________] in aggregate principal amount of Notes from [__________________], and the Agreement requires Transferee to execute a joinder to the Agreement.

NOW, THEREFORE, the Transferee hereby (i) acknowledges that it has received and reviewed a complete copy of the Agreement and (ii) agrees that by executing this Joinder, it becomes a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Consenting Holder for all purposes thereof and entitled to all the rights incidental thereto.

IN WITNESS WHEREOF, the Transferee has executed this Joinder as of the date first above written.

[TRANSFEREE]

By:
Name:
Title: